Exhibit 99.1

Extraction Oil & Gas, Inc. Announces First-Quarter 2019 Results

DENVER - May 2, 2019 (GLOBE NEWSWIRE) -- Extraction Oil & Gas, Inc. (NASDAQ: XOG) (“Extraction” or the “Company”) today reported financial and operational results for the first quarter of 2019.

First-Quarter 2019 Highlights

•	First quarter average net sales volumes of 80,401 barrels of oil equivalent per day (BOE/d), including 39,809 barrels per day (Bbl/d) of crude oil;

•
For the first quarter, Extraction reported net loss of $94.0 million, or $0.60 per basic and diluted share, driven primarily by a non-cash change in derivatives of $102.3 million. This compared to a net loss of $52.0 million, or $0.32 per basic and diluted share[1], for the same period in 2018. Adjusted EBITDAX, Unhedged[2] was $158.1 million for the first quarter. Adjusted EBITDAX was $138.2 million for the first quarter;

•	Drilling and completion (D&C) capital expenditures for the first quarter 2019 were $139.5 million;

•	Elevation Midstream is on track and on budget with 75% of pipelines laid within its Southwest Wattenberg infrastructure system;

•	Drilling operations began in Broomfield; and

•	Reaffirms previously disclosed 2019 guidance including 87.5 - 93.0 MBoe/d total equivalent production and $585 - $675 million of D&C capital expenditures.

"Extraction achieved solid operational results during the first quarter positioning us to meet our 2019 production targets within internally generated cash flow," said Extraction Oil & Gas President and Acting CEO Matt Owens. "Consistent with our plan, we turned-to-sales just one pad of seven wells in North Hawkeye near the end of the quarter. While we were negatively impacted by severe weather during March, our well performance and operations continue to outperform our expectations, which has kept us nicely on track relative to our full-year guidance. As we look forward, we see Extraction as very well-positioned to succeed in the DJ Basin given our uniquely diversified midstream position, our demonstrated ability to collaborate with municipalities under local control scenarios and our differentiated rock quality and technical capabilities."

“We are also pleased with the legislative certainty that the passage of Colorado’s SB-181 brings to us. Extraction has proven its ability to work closely with local governments, and we believe our technologies and operational best practices position us well to compete in this new regulatory environment."

1 For further information on the earnings per share, refer to the Condensed Consolidated Statement of Operations, included herein
2 Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are non-GAAP financial measures. For a definition of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, read “-Reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged” included herein.

Financial Results

For the first quarter, Extraction reported crude oil, natural gas and NGL sales revenue of $221.9 million, as compared to $230.2 million during the same period in 2018, representing a decrease of 4%. Revenue decreased 23% sequentially, primarily driven by a decrease in realized crude oil prices.

Extraction’s crude oil realizations widened modestly versus its historical levels due to increased quality and gravity deducts at Cushing. This is being driven largely by increased supply of light crude oil into Cushing from the Permian Basin and other shale plays. The Company expects its differentials to normalize in the second half of 2019 as new pipelines such as the EPIC Crude Oil Pipeline and Plains All American’s Cactus II System come online thereby reducing the oversupply situation in Cushing.

Extraction reported net loss of $94.0 million, or $0.60 per basic and diluted share for the first quarter, driven primarily by a $102.3 million non-cash change in derivatives. This compared to a net loss of $52.0 million for the same period in 2018. Adjusted EBITDAX, Unhedged was $158.1 million for the first quarter, down 5% year-over-year and down 29% sequentially. Adjusted EBITDAX was $138.2 million for the first quarter, down 2% year-over-year and down 30% sequentially. Please read “Reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged”, included herein.

The following table provides a summary of our sales volumes, average sales prices and certain operating expenses on a per BOE basis for the three months ended March 31, 2019 and 2018, respectively:

	For the Three Months Ended
	March 31,
	2019	2018
Sales (MBoe)(1):	7,236	6,199
Oil sales (MBbl)	3,583	3,245
Natural gas sales (MMcf)	13,959	10,404
NGL sales (MBbl)	1,327	1,220
Sales (BOE/d)(1):	80,401	68,874
Oil sales (Bbl/d)	39,809	36,052
Natural gas sales (Mcf/d)	155,103	115,602
NGL sales (Bbl/d)	14,742	13,554
Average sales prices(2):
Oil sales (per Bbl)	$46.17	$55.56
Oil sales with derivative settlements (per Bbl)	41.89	45.53
Differential ($/Bbl) to Average NYMEX WTI	(8.73)	(7.33)
Natural gas sales (per Mcf)	2.57	2.31
Natural gas sales with derivative settlements (per Mcf)	2.25	2.97
Differential ($/Mcf) to Average NYMEX Henry Hub	(0.59)	(0.83)
NGL sales (per Bbl)	15.53	21.21
Average price per BOE	30.67	37.14
Average price per BOE with derivative settlements	27.92	32.98
Expense per BOE:
Lease operating expenses	$3.02	$3.34
Transportation and gathering	1.43	1.22
General and administrative expenses	3.82	5.00
Cash general and administrative expenses	2.02	2.46
Stock-based compensation	1.80	2.54

Production taxes as a % of Revenue	8.2%	8.8%

(1)
One BOE is equal to six thousand cubic feet (“Mcf”) of natural gas or one barrel (“Bbl”) of oil or NGL based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

(2)
Average prices shown in the table reflect prices both before and after the effects of our settlements of our commodity derivative contracts. Our calculation of such effects includes both gains and losses on settlements for commodity derivatives and amortization of premiums paid or received on options that settled during the period.

Operational Results

First quarter crude oil volumes of 39,809 Bbl/d increased 10% year-over-year and decreased 15% sequentially. First quarter average net sales volumes were 80,401 BOE/d, an increase of 17% year-over-year and a decrease of 6% sequentially. This decline was driven by timing of well turn-in-lines and consistent with Extraction's plan. Crude oil accounted for approximately 75% of the Company’s total revenues recorded during the first quarter.

Extraction’s first-quarter 2019 aggregate drilling, completion, and leasehold capital expenditures totaled $159 million, of which $140 million was for D&C. This excludes the impact of the increase in outstanding elections of $12 million. In addition, Elevation Midstream, our wholly owned midstream subsidiary, incurred $59 million of capital expenditures during the quarter.

During the first quarter, Extraction drilled 31 gross (21 net) wells with an average lateral length of approximately 6,900 feet, completed 40 gross (31 net) wells with an average lateral length of approximately 7,300 feet and turned to sales 7 gross (6 net) wells with an average lateral length of approximately 9,500 feet.

Elevation Midstream, Extraction’s wholly-owned midstream subsidiary, is currently building out the Badger CGF, Buffalo compressor station and the related oil, gas and water lines to facilitate the upstream development of Extraction’s Broomfield area. To-date, over 75% of the gathering lines have been laid and the CGF construction is underway. These projects remain on track for their third-quarter 2019 in-service dates.

Update on Common Stock and Senior Note Repurchases

During the first quarter of 2019, Extraction repurchased 7.7 million shares of its common stock for $31.5 million, bringing the total number of shares repurchased under its outstanding common stock repurchase program to 13.0 million shares for $63.2 million. Extraction has approximately $100 million remaining on its previously authorized $163 million program that expires on December 31, 2019. Extraction also repurchased $35.8 million of nominal value senior notes for $28.5 million during the first quarter of 2019. Subsequent to quarter end, the Company repurchased an additional $11.0 million of nominal value senior notes for $8.4 million.

Updated Investor Presentation

Extraction has posted an updated investor presentation to its website. The investor presentation may be viewed on the Company’s website (www.extractionog.com) by selecting “Investors,” then “News and Events,” then “Presentations.”

First-Quarter 2019 Earnings Conference Call Information

Those who would like to participate can dial into the number listed below approximately 15 minutes before the scheduled conference call time and enter confirmation number 6866559 when prompted.

Date:	Thursday, May 2, 2019
Time:	4:30 PM EST / 2:30 PM MST
Dial - In Numbers:	1-844-229-9561 (Domestic toll-free)
Conference ID:	6866559

To access the audio webcast and related presentation materials, please visit the Investor Relations section of the Company’s website at www.extractionog.com. A replay of the conference call will be available on the website for approximately 30 days following the call.

About Extraction Oil & Gas, Inc.

Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado. For further information, please visit www.extractionog.com. The Company's common shares are listed for trading on the NASDAQ under the symbol: “XOG.”

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$112,771	$234,986
Accounts receivable	115,332	132,920
Inventory and prepaid expenses	27,804	26,816
Commodity derivative asset	226	48,907
Assets held for sale	—	21,008
Total Current Assets	256,133	464,637
Property and Equipment (successful efforts method), at cost:
Oil and gas properties	4,840,370	4,670,229
Less: accumulated depletion, depreciation and amortization	(1,267,393)	(1,152,590)
Net oil and gas properties	3,572,977	3,517,639
Gathering systems and facilities	173,333	114,469
Other property and equipment, net of accumulated depreciation	47,386	39,849
Net Property and Equipment	3,793,696	3,671,957
Non-Current Assets:
Commodity derivative asset	388	8,432
Other non-current assets	46,782	21,001
Total Non-Current Assets	47,170	29,433
Total Assets	$4,096,999	$4,166,027
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$193,111	$186,218
Revenue and production taxes payable	153,382	174,860
Commodity derivative liability	49,358	196
Accrued interest payable	17,820	22,249
Asset retirement obligations	15,189	15,729
Liabilities related to assets held for sale	—	3,146
Total Current Liabilities	428,860	402,398
Non-Current Liabilities:
Credit facility	325,000	285,000
Senior Notes, net of unamortized debt issuance costs	1,097,970	1,132,659
Deferred tax liability	80,176	109,176
Commodity derivative liability	5,876	—
Other non-current liabilities	216,485	177,741
Total Non-Current Liabilities	1,725,507	1,704,576

Total Liabilities	2,154,367	2,106,974
Commitments and Contingencies
Series A Convertible Preferred Stock, $0.01 par value; 50,000,000 shares authorized; 185,280 issued and outstanding	165,963	164,367
Total Stockholders' Equity	$1,776,669	$1,894,686
Total Liabilities and Stockholders' Equity	$4,096,999	$4,166,027

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
Revenues:
Oil sales	$165,424	$180,263
Natural gas sales	35,892	24,081
NGL sales	20,601	25,871
Total Revenues	221,917	230,215
Operating Expenses:
Lease operating expenses	21,857	20,703
Transportation and gathering	10,365	7,539
Production taxes	18,129	20,323
Exploration expenses	6,194	7,267
Depletion, depreciation, amortization and accretion	118,770	96,207
Impairment of long lived assets	8,248	—
Gain on sale of oil and gas properties	(222)	—
General and administrative expenses	27,652	30,969
Total Operating Expenses	210,993	183,008
Operating Income	10,924	47,207
Other Income (Expense):
Commodity derivatives loss	(122,091)	(50,328)
Interest expense	(13,008)	(63,302)
Other income	1,143	328
Total Other Income (Expense)	(133,956)	(113,302)
Loss Before Income Taxes	(123,032)	(66,095)
Income tax benefit	29,000	14,100
Net Loss	$(94,032)	$(51,995)
Loss Per Common Share(1)
Basic and diluted	$(0.60)	$(0.32)
Weighted Average Common Shares Outstanding
Basic and diluted	170,702	174,213

(1)	For further information, see the reconciliation of Net Loss attributable to common shareholders in Note 10 of our Quarterly Report on Form 10-Q for the three months ended March 31, 2019 and 2018.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(94,032)	$(51,995)
Reconciliation of net loss to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	118,770	96,207
Abandonment and impairment of unproved properties	3,893	3,923
Impairment of long lived assets	8,248	—
Gain on sale of oil and gas properties	(222)	—
Gain on repurchase of 2026 Senior Notes	(7,317)	—
Amortization of debt issuance costs	1,498	10,442
Non-cash lease expense	2,486	—
Deferred rent	—	785
Loss on commodity derivatives, including settlements and premiums paid	118,553	15,918
Earnings in unconsolidated subsidiaries	(338)	(339)
Distributions from unconsolidated subsidiaries	1,751	339
Make-whole premium expense on 2021 Senior Notes	—	35,600
Deferred income tax benefit	(29,000)	(14,100)
Stock-based compensation	13,008	15,721
Changes in current assets and liabilities:
Accounts receivable	14,889	(13,724)
Inventory and prepaid expenses	136	(353)
Accounts payable and accrued liabilities	(10,638)	(24,046)
Revenue and production taxes payable	1,413	51,505
Accrued interest payable	(4,429)	(4,702)
Asset retirement expenditures	(4,558)	(1,927)
Net cash provided by operating activities	134,111	119,254
Cash flows from investing activities:
Oil and gas property additions	(188,027)	(258,069)
Sale of oil and gas properties	16,521	—
Gathering systems and facilities additions	(49,175)	(5,996)
Other property and equipment additions	(8,213)	(1,157)
Investment in unconsolidated subsidiaries	(4,929)	—
Distributions from unconsolidated subsidiaries, return of capital	1,448	137
Net cash used in investing activities	(232,375)	(265,085)
Cash flows from financing activities:
Borrowings under credit facility	65,000	245,000
Repayments under credit facility	(25,000)	(235,000)
Proceeds from the issuance of 2026 Senior Notes	—	739,664
Repayments of 2021 Senior Notes	—	(550,000)
Make-whole premium paid on 2021 Senior Notes	—	(35,600)
Cash paid for repurchase of 2026 Senior Notes	(28,460)	—
Preferred Unit issuance costs	(10)	—
Repurchase of shares	(32,212)	(2,309)
Payment of employee payroll withholding taxes	(454)	(2,305)
Dividends on Series A Preferred Stock	(2,721)	(2,721)
Debt and equity issuance costs	(94)	(2,303)
Net cash (used in) provided by financing activities	(23,951)	154,426
Increase (decrease) in cash, cash equivalents and restricted cash	(122,215)	8,595
Cash, cash equivalents and restricted cash at beginning of period	234,986	6,768
Cash, cash equivalents and restricted cash at end of the period	$112,771	$15,363

Supplemental cash flow information:
Property and equipment included in accounts payable and accrued liabilities	$143,168	$137,443
Cash paid for interest	$25,265	$24,534
Accretion of beneficial conversion feature of Series A Preferred Stock	$1,596	$1,438
Preferred Units commitment fees and dividends paid-in-kind	$3,975	$—

EXTRACTION OIL & GAS, INC.
RECONCILIATION OF ADJUSTED EBITDAX AND ADJUSTED EBITDAX, UNHEDGED
(In thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
Reconciliation of Net Loss to Adjusted EBITDAX:
Net loss	$(94,032)	$(51,995)
Add back:
Depletion, depreciation, amortization and accretion	118,770	96,207
Impairment of long lived assets	8,248	—
Exploration expenses	6,194	7,267
Gain on sale of oil and gas properties	(222)	—
Loss on commodity derivatives	122,091	50,328
Settlements on commodity derivative instruments	(10,329)	(23,253)
Premiums paid for derivatives that settled during the period	(9,549)	(2,506)
Stock-based compensation expense	13,008	15,721
Amortization of debt issuance costs	1,497	10,442
Make-whole premium on 2021 Senior Notes	—	35,600
Gain on repurchase of 2026 Senior Notes	(7,317)	—
Interest expense	18,828	17,260
Income tax benefit	(29,000)	(14,100)
Adjusted EBITDAX	$138,187	$140,971
Deduct:
Settlements on commodity derivative instruments	(10,329)	(23,253)
Premiums paid for derivatives that settled during the period	(9,549)	(2,506)
Adjusted EBITDAX, Unhedged	$158,065	$166,730

Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are not a measure of net income (loss) as determined by United States generally accepted accounting principles (GAAP). Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX and Adjusted EBITDAX, Unhedged as net loss adjusted for certain cash and non-cash items, including depletion, depreciation, amortization and accretion (DD&A), impairment of long lived assets, exploration expenses, gain on sale of property and equipment, loss on commodity derivatives, settlements on commodity derivative instruments, premiums paid for derivatives that settled during the period, stock-based compensation expense, amortization of debt issuance costs, make-whole premiums, gain on repurchase of notes, interest expense, income tax benefit and non-recurring charges.

Management believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX and Adjusted EBITDAX, Unhedged because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX and Adjusted EBITDAX, Unhedged should not be considered as alternatives to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance. Certain items excluded from Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, hedging strategy and tax structure, as well as the historic costs of depreciable assets, none of which are components of

Adjusted EBITDAX and Adjusted EBITDAX, Unhedged. Our computations of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are widely followed measures of operating performance. A reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and net loss for the three months ended March 31, 2019 and 2018 is provided in the table above. Additionally, our management team believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful to an investor in evaluating our financial performance because these measures (i) are widely used by investors in the oil and natural gas industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, among other factors; (ii) help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and (iii) are used by our management team for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting.

Investor Contact: Louis Baltimore, ir@extractionog.com, 720-974-7773
Media Contact: Brian Cain, info@extractionog.com, 720-974-7782